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                                                                      EX-99.B(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A of our report dated August 11, 2000, relating to the financial statements and financial highlights which appears in the June 30, 2000 Annual Report to Shareholders of Citizens Core Growth Fund (formerly Citizens Index Fund), Citizens Emerging Growth Fund, Citizens Small Cap Core Growth Fund (formerly Citizens Small Cap Index Fund), Citizens Global Equity Fund, Citizens Income Fund, and Citizens Money Market Fund (formerly Working Assets Money Market Fund) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers", and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

Boston, MA
November 1, 2000